                                                                  Exhibit (a)(3)


                                 MATRIXONE, INC.

                                OFFER TO EXCHANGE


                                  ELECTION FORM

REGARDLESS OF WHETHER YOU ACCEPT OR REJECT THE OFFER, YOU MUST PROPERLY COMPLETE AND SIGN THIS ELECTION FORM IN ACCORDANCE WITH ITS INSTRUCTIONS, AND FAX, MAIL OR HAND DELIVER IT TO BONNIE LEGERE, STOCK OPTION PLAN ADMINISTRATOR, MATRIXONE, INC., 210 LITTLETON ROAD, WESTFORD, MA 01886, USA, FAX NUMBER (978) 589-5702, BEFORE 5:00 P.M., EASTERN STANDARD TIME, ON MARCH 5, 2003 (OR ANY EXTENDED EXPIRATION DATE). WE WILL NOT ACCEPT DELIVERY BY E-MAIL.

Before signing this Election Form, please make sure you have received, read and understand the documents that make up this offer, including: (1) the Offer to Exchange dated February 3, 2003 (referred to as the "Offer to Exchange"); (2) the letter to all eligible MatrixOne employees from Mark F. O'Connell, Chief Executive Officer and President of MatrixOne, Inc., dated February 3, 2003; (3) this Election Form; and (4) the Withdrawal Form (the "Disclosure Documents"). The offer is being made based upon the terms and subject to the conditions set forth in the Disclosure Documents as they may be amended. The offer provides eligible employees who hold Eligible Options (as defined in the Offer to Exchange) the opportunity to exchange these Eligible Options for New Replacement Options (as defined in the Offer to Exchange) that will have an exercise price per share equal to the closing sales price per share of the MatrixOne common stock, $.01 par value per share (the "Common Stock"), as reported on the Nasdaq National Market on the New Replacement Option Grant Date (as defined in the Offer to Exchange), or such higher price as may be mandated by local law for jurisdictions outside the U.S. This offer expires at 5:00 P.M., Eastern Standard Time, on March 5, 2003 (unless the offer is extended by us). PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM.

You will lose your rights to all outstanding unexercised Eligible Options, and the Common Stock underlying such Eligible Options, that are properly tendered, accepted for exchange and cancelled under the offer. Your cancelled Eligible Options will not be reinstated nor will you have any rights to such cancelled Eligible Options, and you will not receive New Replacement Options or any other consideration in exchange for your tendered and cancelled Eligible Options, if your employment with MatrixOne or one of its subsidiaries ends for any reason before the New Replacement Option Grant Date.

BY SIGNING THIS FORM, YOU AGREE TO ALL OF THE TERMS OF THE OFFER AS SET FORTH IN THE OFFER TO EXCHANGE AND THE OTHER DISCLOSURE DOCUMENTS.

You will be provided with a list of your Eligible Option grants and a report indicating the total number of New Replacement Options you will receive if you elect to tender all of your Eligible Options by the Company to assist you in properly filling out this Election Form. You may withdraw your acceptance of the offer by submitting a Withdrawal Form prior to 5:00 P.M., Eastern Standard Time, on March 5, 2003 (or any extended expiration date).

PLEASE CHOOSE AND INITIAL ONE OF THE FOLLOWING OPTIONS:

         1.  _______ This is my initial Election Form.

         2. _______ This Election Form replaces any Election Form previously delivered to MatrixOne. Delivery of this Election Form to MatrixOne prior to the expiration date will automatically invalidate in the entirety any and all previous Election Forms that I have submitted.

PLEASE CHOOSE AND INITIAL ONE OF THE FOLLOWING OPTIONS:

         A. _______ I DO NOT wish to tender any of my Eligible Options and I DO NOT elect to participate in the stock option exchange program. If you choose this option, you may skip to page 3 and complete the form by providing your signature.

         B. _______ I agree to tender those Eligible Options indicated by my initials on Attachment A, held by me under the Third Amended and Restated 1996 Stock Option Plan and/or the Amended and Restated 1999 Stock Option Plan, as the case may be, for cancellation in exchange for MatrixOne's grant of a new option or options to me, upon the terms and subject to the conditions of the offer. I acknowledge and agree that if I tender any Eligible Options, I will be required to tender for exchange all option grants I received (regardless of their exercise prices) on or after August 1, 2002. If you choose this option, please complete the remainder of the form.

         IMPORTANT: If Option B is selected and you are tendering your Eligible Options pursuant to the offer, you agree to make the following representations and you must initial each space where indicated below. Failure to do so will result in the return of this Election Form to you and may result in a delay that could prevent you from participating in this offer.

         IF YOU SELECTED OPTION B ABOVE, PLEASE INITIAL EACH OF THE FOLLOWING PARAGRAPHS AND PROVIDE YOUR SIGNATURE ON PAGE 3 OF THIS FORM.

         INITIAL: _____________ I acknowledge and agree that the determination of whether to tender any of my Eligible Options pursuant to the offer requires a subjective determination by me as to the future value of MatrixOne Common Stock and that the future value of MatrixOne Common Stock depends on a number of variables, including future events that involve substantial risks and uncertainties. I also acknowledge and agree that the price of MatrixOne Common Stock may be higher, lower or the same as the exercise price of my current Eligible Options, depending on market conditions and other factors. I understand that the exercise price of the new option(s) may be higher than the exercise price of my Eligible Options tendered for exchange or cancellation without replacement.

         INITIAL: _____________ I acknowledge and agree that MatrixOne has not made any representation or warranty to me whatsoever concerning the future value of its Common Stock and that no employees or representatives of MatrixOne are authorized to make, or have made, on behalf of MatrixOne any representation or any recommendation to me as to whether I should tender any of my Eligible Options pursuant to the offer. I further acknowledge and agree that MatrixOne has advised me that if I have any questions regarding the offer or the new options, I should contact Bonnie Legere, Stock Option Plan Administrator at MatrixOne and/or review any of the following documents available from MatrixOne upon my request: the Third Amended and Restated 1996 Stock Plan; the Amended and Restated 1999 Stock Plan; the applicable option agreement(s) for my current options; the applicable form of option agreement for my new options; the Tender Offer Statement on Schedule TO, which was filed with the Securities and Exchange Commission (the "SEC) in connection with the offer; the Disclosure Documents; and/or any financial documents or periodic reports that MatrixOne regularly files with the SEC from time to time. MatrixOne has advised me that neither MatrixOne nor its Board of Directors makes any recommendation as to whether I should tender any of my Eligible Options for exchange and that I must make my own decision whether to tender any of my Eligible Options. MatrixOne also has advised me in the Offer to Exchange that I should speak with my own tax and financial advisors to determine the consequences of the tender of Eligible Options under the offer and the receipt of a new option or options, prior to signing this Election Form.

         INITIAL: _____________ I acknowledge and agree that I was provided with a copy of the Offer to Exchange, dated February 3, 2002, and that the terms of such Offer to Exchange and this Election Form (including Attachments A and B) constitute the entire agreement between MatrixOne and me regarding the offer. I further acknowledge that the acceptance by MatrixOne of my tendered Eligible Options for exchange will constitute a binding agreement between MatrixOne and me on the terms and subject to the conditions of the offer, including MatrixOne's rights to terminate or amend the offer and postpone its acceptance and cancellation of my Eligible Options tendered for exchange or cancellation without replacement.

         INITIAL: _____________ I acknowledge that under the terms and subject to the conditions of the offer, MatrixOne may terminate or amend the offer and postpone its acceptance and cancellation of my Eligible Options tendered for exchange.

         INITIAL: _____________ I acknowledge and agree that in order to receive the New Replacement Options I must be employed by MatrixOne or one of its subsidiaries from the date I tender Eligible Options for exchange on this Election Form through the date MatrixOne grants me a new option or options pursuant to the offer. If for any reason I do not remain an employee during that time, I will not receive any new options or any other consideration for the Eligible Option(s) I tender for exchange. Furthermore, neither the ability to participate in the offer nor my actual participation will be construed as a right to continued employment with MatrixOne or any of its subsidiaries.

         INITIAL: _____________ I acknowledge and agree that if I do not receive a confirmation of receipt from MatrixOne in the form attached as Attachment B hereto, it is my responsibility to contact Bonnie Legere, Stock Option Plan Administrator at MatrixOne at her contact information below, to determine whether MatrixOne has received my election from and, if applicable, whether my tender documentation is complete or incomplete.

         INITIAL: _____________ I hereby represent and warrant that I have full power and authority to tender the Eligible Options and that, when and to the extent the tendered Eligible Options are accepted for exchange by MatrixOne, the tendered Eligible Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances or other obligations relating to the sale or transfer thereof and the tendered Eligible Options will not be subject to adverse claims.

IF YOU SELECTED OPTION B ON PAGE 1 OF THIS FORM, PLEASE BE SURE YOU HAVE INITIALED ALL THE PARAGRAPHS ABOVE WHERE INDICATED. FAILURE TO DO SO WILL RESULT IN THE RETURN OF THIS ELECTION FORM TO YOU AND MAY RESULT IN A DELAY THAT COULD PREVENT YOU FROM PARTICIPATING IN THIS OFFER.

__________________________                 __________________________
Employee Signature                         Department/Work Location

__________________________                 __________________________
Employee Name (Please print)               E-mail Address

__________________________                 __________________________
Date and Time                              Daytime phone #


RETURN THE PROPERLY COMPLETED ELECTION FORM OR A FACSIMILE THEREOF TO BONNIE LEGERE, STOCK OPTION PLAN ADMINISTRATOR, NO LATER THAN 5:00 P.M., EASTERN STANDARD TIME, ON MARCH 5, 2003 (OR ANY EXTENDED EXPIRATION DATE) VIA FACSIMILE
(978) 589-5702 OR BY MAIL OR HAND DELIVERY AT 210 LITTLETON ROAD, WESTFORD, MA, 01886, USA. MATRIXONE WILL NOT ACCEPT DELIVERIES BY E-MAIL.

MATRIXONE, INC. INTENDS TO SEND AN E-MAIL CONFIRMATION WITHIN TWO BUSINESS DAYS OF RECEIPT OF THIS ELECTION FORM.

                                  ELECTION FORM

                                  Attachment A

                 Exchange Election and Option Grant Tender Form

1. Please initial in the "Tender" column any stock option(s) that you wish to tender for exchange.

         Option Grant Tendered for Exchange:

                                                                                                  Tender - Initial in
                                                                                                     the Line Below
                                                                                                  Beside Each Option
          Eligible                     Eligible         Total                        # of New       Grant That You
        Option Grant                   Exercise      Outstanding       Exchange    Replacement    Elect To Tender For
           Number      Grant Date       Price       Option Shares       Ratio        Options           Exchange
           ------      ----------       -----       -------------       -----        -------           --------
         ______________________________________________________________________________________________________________

         ______________________________________________________________________________________________________________

         ______________________________________________________________________________________________________________

         ______________________________________________________________________________________________________________

         ______________________________________________________________________________________________________________

         ______________________________________________________________________________________________________________

2. Please enter in the space below the total number of outstanding option shares that you are tendering.

                  Total outstanding option shares tendered: _____________

3. Please enter in the space below the total number of new option shares you expect to be issued to you on the grant date.

                  Total number of new options shares expected: __________

                                  ELECTION FORM

                                  Attachment B

                             Confirmation of Receipt

To:      [Employee]

From:    MatrixOne, Inc.

         [_] We have received all the documents necessary to cancel the Eligible Options you tendered for exchange.

         [_] The documents necessary to cancel the Eligible Options you tendered for exchange are either missing or incomplete in the following manner:

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________


         These documents must be provided or completed in order for your tender to be considered for acceptance.

         PLEASE NOTE THAT THIS CONFIRMATION OF RECEIPT DOES NOT CONSTITUTE OUR ACCEPTANCE OF ANY OR ALL OF YOUR TENDERED ELIGIBLE OPTIONS. If you have any questions relating to the foregoing, please immediately contact Bonnie Legere, MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, USA, telephone: (978) 589-4065, facsimile: (978) 589-5702.

         [_] We have received your Election Form stating your intent not to participate in the stock option exchange program.

         [_] We have received your Withdrawal Form stating your intent to withdraw and not participate in the stock option exchange program.

         You may withdraw your tendered Eligible Options at any time before 5:00 P.M., Eastern Standard Time, on March 5, 2003 by submitting a Withdrawal Form. If we extend the offer beyond March 5, 2003, you may withdraw your tendered Eligible Options at any time prior to the extended expiration date of the offer. In addition, if we have not accepted your tendered Eligible Options for exchange by April 1, 2003, which is after the expiration of this offer and after the expiration of 40 business days from the commencement of this offer, you may withdraw your tendered Eligible Options at any time thereafter.

                                 MATRIXONE, INC.
                                OFFER TO EXCHANGE


                        INSTRUCTIONS TO THE ELECTION FORM


              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.  Delivery of Election Form.

A properly completed and executed original of this Election Form (or a facsimile of it) must be received by Bonnie Legere, Stock Option Plan Administrator, either via hand or mail delivery at MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, USA, or via facsimile (978) 589-5702, on or before 5:00 P.M., Eastern Standard Time, on March 5, 2003 (referred to as the expiration date). We will not accept delivery by e-mail. If we extend the offer beyond March 5, 2003, you must deliver all required documents to Bonnie Legere before the extended expiration date of the offer.

The delivery of all required documents, including Election Forms, is at your choice and risk. Delivery will be deemed made only when actually received by MatrixOne. In all cases, you should allow sufficient time to ensure timely delivery. If delivery is by mail, we recommend registered mail, properly insured with return receipt requested. We intend to confirm by e-mail the receipt of your Election Form and other documents within two business days of our receipt thereof. If you have not received such a confirmation of receipt from us, it is your responsibility to ensure that your Election Form and other documents have been received by us. If you do not receive confirmation from us and you do not call us to confirm our receipt of the Election Form and other documents, then the Election Form will be deemed not to have been properly tendered and not to be effective.

Our receipt of your Election Form and other documents is not by itself an acceptance of your Eligible Options tendered for exchange. For purposes of the offer, we will be deemed to have accepted Eligible Options tendered for exchange that are validly tendered and not properly withdrawn as of when we give written notice to the option holders generally of our acceptance for exchange of such Eligible Options, which notice may be made by press release or via e-mail.

The Company will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you an e-mail confirmation of receipt of this Election Form and other documents, by signing this Election Form, you waive any right to receive any notice of the receipt of the tender of your Eligible Options. Any confirmation of receipt sent to you will merely be a notification that we have received your Election Form and other documents and does not mean that your Eligible Options have been accepted for exchange or cancelled. We expect that your tendered Eligible Options that are accepted for exchange will be cancelled on or about March 6, 2003, which is the first business day following the expiration of the offer, unless the offer is extended.

2.  Withdrawal and Additional Tenders.

Tenders of Eligible Options may be withdrawn at any time before 5:00 P.M., Eastern Standard Time, on March 5, 2003. If the Company extends the offer beyond that time, you may withdraw your tendered Eligible Options at any time prior to the extended expiration of the offer. If we have not accepted your tendered Eligible Options for exchange by April 1, 2003, which is after the anticipated expiration of this offer and after the expiration of 40 business days from the commencement of this offer, you may withdraw your tendered Eligible Options at any time thereafter.

To withdraw tendered Eligible Options, you must mail, hand deliver or fax a properly completed, signed and dated Withdrawal Form with the required information in accordance with its instructions before the expiration date, to Bonnie Legere while you still have the right to withdraw the tendered Eligible Options. We will not accept delivery by e-mail. If you have withdrawn tendered Eligible Options by submitting a Withdrawal Form, you may not rescind this Withdrawal Form and any Eligible Options withdrawn will be deemed not properly tendered for purposes of the offer. You must instead properly re-elect to tender those Eligible Options by submitting a new Election Form to Bonnie Legere before the expiration date by following the procedures described in these instructions. Your new Election Form must include the required information regarding all of the Eligible Options you want to tender and must be properly completed, signed and clearly dated after the date of your original Election Form and any Withdrawal Form you have submitted. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form or Withdrawal Form will be disregarded and will be considered superceded in full by the new Election Form.

If you do not wish to withdraw any Eligible Options tendered for exchange from the offer, but would like to elect to tender additional Eligible Options for exchange, you must submit a new Election Form to Bonnie Legere before the expiration date by following the procedures described in these instructions. This new Election Form must be signed and dated after your original Election Form, be properly completed and list all of the Eligible Options you wish to tender for exchange. Upon the receipt of such a new, properly completed, signed and dated Election Form, any previously submitted Election Form or Withdrawal Form will be disregarded and will be considered replaced in full by the new Election Form.

3.  Inadequate Space.

If the space provided in Attachment A to this Election Form is inadequate, the information requested by the table in Attachment A to this Election Form regarding the Eligible Options to be tendered should be provided on a separate schedule attached to this Election Form. Print your name on this schedule and sign and date it. The schedule should be delivered with the Election Form, and will thereby be considered part of this Election Form.

4.  Tenders.

If you intend to tender Eligible Options through the offer, you must properly complete Attachment A to this Election Form by providing the following information for each Eligible Option that you intend to tender:

    o  grant number;

    o  grant date;

    o  exercise price;

    o  the total number of unexercised option shares subject to the option;

    o  the exchange ratio;

    o  the number of new replacement options expected; and

    o  your initials next to each grant that is being tendered.

To assist you in properly filling out the Election Form, we will provide you with a list of your Eligible Options and a report indicating the total number of New Replacement Options you will receive if you elect to tender all of your Eligible Options. If you fail to complete any of these steps, your Election Form will be incomplete and your tender of Eligible Options will be rejected.

As more fully set forth in the Offer to Exchange, the Company will not accept partial tenders of Eligible Options granted on the same date. Accordingly, you may elect to tender all or none of the unexercised shares subject to the Eligible Options that were granted on a particular date. However, we will not accept partial tenders. In addition, if you participate in this offer at all, you must tender for exchange all options granted to you, if any, since August 1, 2002, regardless of their exercise price.

5.  Signatures on this Election Form.

If this Election Form is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person to act in that capacity must be submitted with this Election Form.

6.  Other Information on this Election Form.

In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address.

7.  Requests for Assistance or Additional Copies.

Any questions or requests for assistance regarding this offer may be directed to Bonnie Legere, Stock Option Plan Administrator, at MatrixOne, Inc., 210 Littleton Road, Westford, MA, 01886, USA, telephone number (978) 589-4065. Additional copies of the Offer to Exchange or this Election Form will be furnished promptly at the Company's expense. Requests for such additional copies should be directed to Bonnie Legere.

8.  Irregularities.

We will determine, in our sole discretion, all questions as to the form of documents and the validity, form and eligibility, including time of receipt and acceptance, of any tendered Eligible Options. Our determination of these matters will be final and binding on all parties. We reserve the absolute right to reject any Election Form or any tendered Eligible Options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will make a decision either to accept all properly tendered Eligible Options that are not validly withdrawn or to reject them all on the business day after the offer expires. Notwithstanding any other provision of the offer, we will not be required to accept any Eligible Options tendered for exchange, and we may terminate or amend the offer, or postpone our acceptance and cancellation of any Eligible Option tendered, in each case subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended, if at any time on or after February 3, 2003 and before the expiration date our Board of Directors determines that any of the events enumerated as conditions of this offer has occurred, and, in the reasonable judgment of our Board of Directors, the occurrence of such event makes it inadvisable for us to proceed with the offer to accept Eligible Options tendered. We also reserve the absolute right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular Eligible Options or for any particular option holder, regardless of whether similar defects or irregularities are waived in the case of other option holders. No tender of Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the election period, subject only to an extension that we may grant in our sole discretion.

Important: The Election Form (or a facsimile copy of it) together with all other required documents must be received by Bonnie Legere, on or before 5:00 P.M., Eastern Standard Time, on March 5, 2003, or such later expiration date if the offer is extended.

9.  Additional Documents to Read.

You should be sure to read the Offer to Exchange, all documents referenced therein, the Election Form and its instructions, the letter to all eligible MatrixOne employees from Mark F. O'Connell, President and Chief Executive Officer of MatrixOne, dated February 3, 2003, and all other Disclosure Documents before deciding to participate in the offer.

10. Important Tax Information.

If you are a resident or otherwise subject to the tax laws in the U.S., you should refer to Section 14 of the Offer to Exchange, which contains a general summary of material U.S. federal income tax information. The summary does not discuss all of the tax consequences that may be relevant to you. Therefore, we also recommend that you consult with your personal advisors before deciding whether to participate in this offer.

If you are a resident or otherwise subject to the tax laws in a country other than the U.S., you should refer to Section 15 of the Offer to Exchange, which contains a general summary of material income tax information. The summary does not discuss all of the tax consequences that may be relevant to you. Therefore, we also recommend that you consult with your personal advisors before deciding whether to participate in this offer.

11. Data Privacy.

In order to administer this program, MatrixOne must collect, use and transfer certain information regarding you and your option grants, and may have to pass that information on to third parties who are assisting with the program. By submitting this Election Form, you agree to such collection, use and transfer of your personal data by MatrixOne, its subsidiaries and the third parties assisting with the program, but only for the purpose of administering you participation in this offer. You acknowledge and agree that: (1) the parties receiving this data may be located outside your country, and the recipient's country may have different data privacy laws and protections than yours; (2) the data will be held only as long as is necessary to administer and implement the program; (3) you can request from MatrixOne a list of the parties who may receive your data; (4) you can request additional information about how the data is stored and processed; and (5) you can request that the data be amended if it is incorrect. You can withdraw your consent to the collection, use and transfer of your data by contacting MatrixOne. However, you should note that if you withdraw your consent, it may affect your ability to participate in this option exchange program. Please contact MatrixOne, or your local human resources representative, if you have any questions.

12. Acknowledgement and Waiver.

By accepting this offer, you acknowledge that: (1) your acceptance of the offer is voluntary; (2) your acceptance of the offer shall not create a right to further employment with MatrixOne or any of its subsidiaries and shall not interfere with the ability of MatrixOne or any of its subsidiaries to terminate your employment relationship at any time with or without cause (unless expressly provided otherwise by the applicable laws of a non-U.S. jurisdiction); (3) no claim or entitlement to compensation or damages arises from the termination or diminution in value of any New Replacement Options granted; (4) the future value of the Company's Common Stock is uncertain and cannot be predicted with certainty; and (v) the offer, the cancelled Eligible Options and the New Replacement Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.